Exhibit 10.2

MGP INGREDIENTS, INC.
AGREEMENT AS TO AWARD OF RESTRICTED SHARES
GRANTED UNDER THE STOCK INCENTIVE PLAN OF 2004

Date of Grant:  December 1, 2004

Time of Grant: 10:15 a.m. CST                                                                                                 14,800 Restricted Shares

In accordance with and subject to the terms and restrictions set forth in the MGP Ingredients, Inc. Stock Incentive Plan of 2004 (the “2004 Plan”) and this Agreement, MGP INGREDIENTS, INC., a Kansas corporation (the “Company”), hereby grants to the Participant named below the number of Restricted Shares of Common Stock of the Company as set forth below:

Participant: Laidacker M. Seaberg

Number of Restricted Shares under the 2004 Plan: 14,800

NOW, THEREFORE, the Company and the Participant hereby agree to the following terms and conditions:

1.                                       Issuance of Restricted Shares.  The shares described above are being issued by the Company to the Participant as Restricted Shares pursuant to the terms and provisions of the 2004 Plan and of the Guidelines for Issuance of Fiscal 2005 Restricted Share Awards (the “Guidelines”) adopted by the Human Resources Committee of the Board of Directors of the Company, true copies of which are attached hereto as Exhibits A and B and incorporated herein by reference.  Upon the execution of this Agreement, the Company shall issue in the Participant’s name the aggregate number of Restricted Shares described above, subject to the provisions of the Guidelines requiring that such certificate or certificates be held in the custody of the Company.

2.                                       Vesting in Restricted Shares.  Subject to the provisions of the Guidelines, Restricted Shares shall vest in the Participant upon the Participant’s completion of seven (7) full years of employment with the Company commencing on July 1, 2004.  However, in the event that the Performance Measure is achieved, the Restricted Shares shall vest in the Participant upon completion of three (3) full years of employment commencing on July 1, 2004.  The Performance Measure means that the Company has achieved earnings per share on a cumulative basis for the period beginning on July 1, 2004 and ending on June 30, 2007 of $3.15 per share.  The Performance Measure is subject to adjustment, as provided in the Guidelines, and the inclusion or exclusion of unusual or non-recurring items is subject to the discretion of the Compensation Committee, as provided in the Guidelines.  Except as provided in the Guidelines, the Restricted Shares issued to the Participant shall be forfeited to the Company if the Participant’s employment with the Company is terminated prior to the end of the applicable Restriction Period.

3.                                       Restriction on Transfer. The Participant shall not voluntarily sell, exchange, transfer, pledge, hypothecate, or otherwise dispose of any Restricted Shares to any other person or entity during the applicable Restriction Period.  Any disposition or purported disposition made in violation of this paragraph shall be null and void, and the Company shall not recognize or give effect to such disposition on its books and records.

4.                                       Legend on Certificates.  In order that all potential transferees and others shall be put on notice of this Agreement and so long as the risk of forfeiture exists under the Plan and Guidelines, each certificate evidencing ownership of the Restricted Shares issued pursuant to the Plan (and any replacements thereto) shall bear a legend in substantially the following form:

“The shares evidenced by this Certificate have been issued pursuant to the MGP Ingredients, Inc. Stock Incentive Plan of 2004 and a related agreement (the “Agreement”) between the Company and the registered holder.  The holder’s rights are subject to the restrictions, terms and conditions of the Plan and to the Agreement, which restricts the transfer of the shares and subjects them to forfeiture to the Company under the circumstances referred to in the Agreement.  This legend may be removed when the holder’s rights to the shares vest under the Agreement.”

5.             Controlling Provisions.  The provisions of the Guidelines shall apply to the award made under this Agreement.  In the event of a conflict between the provisions of this Agreement and the Guidelines, the provisions of the Guidelines will control.

IN WITNESS WHEREOF, this Instrument has been executed as of this 3rd day of December, 2004.

MGP INGREDIENTS, INC.

By:	/s/ Brian T. Cahill
Brian T. Cahill
Vice President/Chief Financial Officer

ACKNOWLEDGEMENT

I understand and agree that the Restricted Shares to be acquired by me are subject to the terms, provisions and conditions hereof and of the Plan and Guidelines, to all of which I hereby expressly assent.  This Agreement shall be binding upon and inure to the benefit of the Company, myself, and our respective successors and legal representatives.

This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof, and may not be modified, amended, renewed or terminated, nor may any term, condition or breach of any term or condition be waived, except in writing signed by the parties sought to be bound thereby.  Any waiver of any term, condition or breach shall not be a waiver of any term or condition of the same term or condition for the future or any subsequent breach.  In the event of the invalidity of any part or provision of this Agreement, such invalidity shall not affect the enforceability of any other part or provision of this Agreement.

Signed this 11th day of January, 2005.

/s/ Laidacker M. Seaberg
Signature of Participant